                                                                   EXHIBIT 10.84

                              SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT (the "Settlement Agreement"), is made and entered into as of the 17th day of October 2002, by and among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("CHC"), CURAFLEX HEALTH SERVICES, INC., a Delaware corporation ("CURAFLEX") (CHC and Curaflex shall be referred to collectively as "CORAM") and CURASCRIPT PHARMACY, INC., a Delaware corporation ("CPI") and CURASCRIPT PBM SERVICES, INC., a Delaware corporation ("PBM") (CPI and PBM shall be referred to collectively as "CURASCRIPT").

                                    RECITALS

         A. CORAM and CURASCRIPT entered into an Asset Purchase Agreement By and Between CuraFlex Health Services, Inc., Coram Healthcare Corporation, As Seller Guarantor, solely for the purposes of Sections 7.9 and 11.9(a), CuraScript Pharmacy, Inc. CuraScript PBM Services, Inc. and GTCR Fund VI, L.P. as Buyer's Guarantor, solely for the purposes of Section 14.3 (the "Asset Purchase Agreement"), dated June 9, 2000, whereby CURASCRIPT purchased certain assets from CORAM.

         B. CORAM and CURASCRIPT also entered into a Subcontracting Agreement by and among Coram Healthcare Corporation, Coram, Inc., Curaflex Health Services, Inc. on the one hand, and CuraScript Pharmacy, Inc. and CuraScript PBM Services, Inc. on the other hand, dated July 31, 2000 (the, "Subcontracting Agreement"). The Subcontracting Agreement contained provisions that required CORAM to promptly forward to CURASCRIPT any payments made to CURASCRIPT by third parties that are received by CORAM. As of the date hereof, CORAM'S obligations to remit such third party payments to CURASCRIPT remain in effect.

         C. Following the closing of that transaction described in the Asset Purchase Agreement on July 31, 2001, CURASCRIPT provided a mail order prescription drug benefit program to CORAM employees (the "Prescription Benefit Services") pursuant to the Pharmacy Services Agreement by and between CuraFlex Health Services, Inc. d/b/a Coram Prescription Services and Coram Healthcare Corporation, effective as of February 1, 2000, and subsequently assigned to CuraScript PBM Services, Inc. on June 30, 2000 (the "Pharmacy Services Agreement"). The Pharmacy Services Agreement has since been rejected by CORAM through the Bankruptcy Case (as defined in Section 10 below).

         D. A dispute has arisen between CORAM and CURASCRIPT relating to the amounts owed to CURASCRIPT by CORAM in connection with CURASCRIPT'S provision of the Prescription Benefit Services to Coram pursuant to the Pharmacy Services Agreement.

         E. An additional dispute has arisen between CORAM and CURASCRIPT relating to the amounts owed to CURASCRIPT by CORAM for third party payments received by CORAM on behalf of CURASCRIPT pursuant to the Subcontracting Agreement.

         F. The parties have agreed that it is in their mutual best interest to settle such disputes on the terms and subject to the conditions set forth herein, without resort to litigation.

         NOW, THEREFORE, in consideration of the recitals, the mutual covenants, sums of money and benefits set forth herein, the parties agree as follows:

         1. Settlement Payment. As consideration for the release of the CURASCRIPT claims described above, CORAM shall pay CURASCRIPT the total amount of two hundred fifty thousand dollars ($250,000.00) (the "Settlement Amount"). The Settlement Amount shall be paid in two (2) equal payments each in the amount of $125,000 (the "Settlement Payments"). The first Settlement Payment shall be paid within ten (10) calendar days following the approval of this Settlement Agreement by the Bankruptcy Court (as defined in Section 10 below) and the second Settlement Payment shall be paid sixty (60) days thereafter. The Settlement Payments shall be paid by check, sent via overnight courier to:

                               CuraScript Pharmacy, Inc.
                               7101 TPC Drive, Suite 150
                               Orlando, FL  32822
                               Attn: Tom Dervin

         2. Agreements of the Parties. CORAM and CURASCRIPT acknowledge and agree to the following terms and conditions:

            (a) Upon CURASCRIPT'S receipt of the Settlement Amount, CORAM shall not be liable for any additional amounts due to CURASCRIPT, for any activities prior to September 1, 2002, pursuant to the Pharmacy Services Agreement. In addition, with the exception of the payments received by CORAM associated with the claims described on EXHIBIT "A", which is attached hereto, upon CURASCRIPT'S receipt of the Settlement Amount, CORAM shall not be liable for any amounts due to CURASCRIPT for any activities prior to June 1, 2002 pursuant to the Subcontracting Agreement. CORAM shall remain obligated to promptly remit to CURASCRIPT any amounts it receives from any third party for the claims described on EXHIBIT "A" as well as any related explanation of benefits or remittance advice documents. CURASCRIPT acknowledges that (1) the amounts listed on Exhibit A are for reference only and that the third party payors may reimburse a smaller amount for each claim listed and declare the claim paid in full; and (2) CORAM makes no guarantees with respect to payment of the amounts listed on Exhibit A, or any portions thereof, nor is CORAM under any obligation to undertake any collection efforts (including, without limitation, claims resubmission or appeals) with respect to the Exhibit A claims.

            (b) CORAM shall continue to make timely payments of CURASCRIPT'S invoices for supplies provided in connection with CTI Network, Inc. ("CTI")-Amgen Study Protocol #990757. Such payments will be made in accordance with the terms of the invoices and any related agreements by and between CTI and CURASCRIPT.

            (c) Beginning as of September 1, 2002, any third party payment amounts, other than the amounts described on EXHIBIT "A", received by CORAM that are deemed by CORAM to have been paid to CORAM in error, including, without limitation, those payments that may have been intended for CURASCRIPT, will be refunded to the respective third party payors in keeping with CORAM'S normal business policies and practices. CORAM and CURASCRIPT agree to use reasonable business efforts to attempt to resolve these types of payment issues. Notwithstanding the foregoing, CORAM will have no liability to reimburse CURASCRIPT for any third party payments received by CORAM on or after September 1, 2002, which were intended for CURASCRIPT.

            (d) CORAM and CURASCRIPT hereby agree there exists no formal or informal agreement between CORAM and CURASCRIPT for CORAM to provide subcontracted "STAT" dosing, back-up pharmacy, nursing or other clinical services to CURASCRIPT patients. If CURASCRIPT makes referrals to CORAM for the provision of such services, it is with the intent that CORAM makes an independent decision to provide such services on a case-by-case basis, pursuant to CORAM'S arrangement with the applicable third party payor.

         3. Mutual Release. Contingent upon CURASCRIPT'S receipt of the Settlement Amount as described herein, CURASCRIPT and CORAM as well as their respective subsidiaries, affiliates, divisions, guarantors, successors and assigns and their current and former officers, directors, shareholders, employees, attorneys and agents, hereby release and forever discharge each other and their respective subsidiaries, affiliates, divisions, successors and assigns and their current and former officers, directors, shareholders, employees, attorneys and agents from any and all actions, causes of action, suits, sums of money, damages, claims, expenses and demands whatsoever in law and equity, whether known or unknown, which CORAM or CURASCRIPT ever had or now have, by reason of or in any way connected with Pharmacy Services Agreement and the Subcontracting Agreement.

         4. Representations and Warranties.

            (a) Each party represents and warrants that it has carefully read this Settlement Agreement, the contents thereof are known to it, and that this Agreement is executed voluntarily and without duress or undue influence on their part.

            (b) Each of the parties hereto represents and warrants that the persons and entities executing this Settlement Agreement have the legal authority to do so.

         5. Acknowledgments by the Parties.

            (a) Contingent upon receipt of the Settlement Amount, CURASCRIPT acknowledges and agrees that it has knowingly relinquished, waived, and released any and all remedies that might otherwise be available to it for the matters or transactions that are the subject of this Settlement Agreement.

            (b) It is further understood and agreed that this Settlement Agreement is a compromise of disputed claims, and that the exchange of consideration contemplated hereby is not to be construed as an admission of liability on the part of the parties hereby released.

         6. Counterparts. This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         7. Entire Agreement. This Settlement Agreement contains the entire agreement among the parties with respect to the subject matter of this Settlement Agreement and supersedes any and all prior agreements, arrangements, representations, or understandings between the parties relating to the subject matter herein or the transactions described in this Settlement Agreement. This Settlement Agreement may only be amended in writing by an instrument executed by both parties.

         8. No Assignment. The parties mutually represent and warrant that there has been no assignment or transfer of their respective interest(s) in any of the claims released pursuant to this Settlement Agreement.

         9. Applicable Law. This Settlement Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Colorado, disregarding such State's conflicts of law principles.

         10. Binding on Parties. This Settlement Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, this Settlement Agreement shall be null and void in the event that it is not approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), in the pending CORAM case, Bankruptcy Petition #00-03299-MFW (the "Bankruptcy Case") or the CORAM Chapter 11 Trustee appointed in the Bankruptcy Case. Coram agrees that it shall use reasonable business efforts to obtain approval of this Settlement Agreement by the Bankruptcy Court, the Coram Chapter 11 Trustee's and an other court or organization that must approve this Settlement Agreement. In the event this Settlement Agreement is not approved by the Bankruptcy Court, the CORAM Chapter 11 Trustee or any other court or organization that must approve this Settlement Agreement, each party shall be entitled to pursue any available claims, remedies or causes of action, at law or in equity, against the other party as if this Settlement Agreement did not exist.

         11. Arbitration; Attorneys' Fees. Unless prohibited by the U.S. Bankruptcy Court with jurisdiction over the pending Coram Bankruptcy case described above, any dispute or controversy arising under or in connection with this Settlement Agreement shall be resolved by binding arbitration conducted under the rules of the American Arbitration Association applicable to contract disputes, the outcome of which shall be enforceable in a court of competent jurisdiction. Such arbitration shall take place in Denver, Colorado. In the event any dispute or controversy arises between the parties under or in connection with this Settlement Agreement, the prevailing party shall be entitled to an award of reasonable attorney fees and costs incurred as a consequence of such dispute.

         12. Construction of Agreement. This Settlement Agreement shall not be construed against the party preparing the same and shall be construed without regard to the identity of the person who drafted such and shall be construed as if all parties had jointly prepared this Settlement Agreement.

         14. Representation by Counsel. The parties acknowledge that they have been represented by counsel of their own choice in the negotiations leading up to and in the execution of this Settlement Agreement and that they have read this Settlement Agreement.

         IN WITNESS WHEREOF, the undersigned have made and executed this Settlement Agreement, effective as of the date first written above, through a duly authorized officer or representative.

CORAM                                         CURASCRIPT



By: /s/ ALLEN MARABITO                        By: /s/ DONALD HOWARD
   --------------------------------              -------------------------------

Name: Allen Marabito                          Name: Donald Howard
     ------------------------------                -----------------------------

Title: Executive V.P. and General             Title: Chief Operating Officer
       Counsel                                      ----------------------------
      -----------------------------

Date: October 17, 2002                        Date: October 23, 2002
     ------------------------------                -----------------------------

                                   EXHIBIT A

                                                                                                HCFA       HANDLING
   DOS     PATIENT RN   LAST NAME   FIRST NAME        SYSADM_PLAN NAME            RESP_USER   REMIT_RN      CODE       TOTAL AR
-------------------------------------------------------------------------------------------------------------------------------
  3/2/01    18013165                                  EMPIRE BCBS OF NY (PLNVW)                   4            1          89.38

 11/6/00    16478278                                  BCBS OF S CAROLINA                          8            1         658.73

  2/8/01    16478278                                  BCBS OF S CAROLINA                          8            1       2,719.35

11/15/00    16478278                                  BCBS OF S CAROLINA                          8            1       2,592.36

11/15/00    16478278                                  BCBS OF S CAROLINA                          8            1         329.36

12/12/00    16478278                                  BCBS OF S CAROLINA                          8            1       2,719.35

 1/11/01    16478278                                  BCBS OF S CAROLINA                          8            1       2,719.35

12/18/00    17609563                                  BCBS-HMO BLUE OF TEXAS                      2            1         700.25

 1/23/01    17609563                                  BCBS-HMO BLUE OF TEXAS                      2            1         700.25

 5/15/01    17835863                                  BCBS-HMO BLUE OF TEXAS                      2            1       1,443.98

 7/16/01    17835863                                  BCBS-HMO BLUE OF TEXAS                      2            1       1,501.72

 5/18/01    17997663                                  EMPIRE BCBS OF NY (PLNVW)                   4            1          58.19

 6/15/01    17997663                                  EMPIRE BCBS OF NY (PLNVW)                   4            1          58.19

 7/16/01    17997663                                  EMPIRE BCBS OF NY (PLNVW)                   4            1       1,662.50

 8/12/02    17997663                                  EMPIRE BCBS OF NY (PLNVW)                   4            1       3,368.20

10/14/02    17997663                                  EMPIRE BCBS OF NY (PLNVW)                   4            1       2,199.11

 5/11/00    16053300                                  BC BS OF SOUTH CAROLINA                     8            1          88.16

 1/11/01    17740763                                  EMPIRE BCBS OF NY (PLNVW)                   4            1         980.72

 4/25/01    17740763                                  EMPIRE BCBS OF NY (PLNVW)                   4            1         980.72

 8/25/00    15981600                                  HEALTHSOURCE SC                             8            1         712.30

 3/27/01    18521363                                  BCBS-HMO BLUE OF TEXAS                      2            1         360.38

 5/14/01    18521363                                  BCBS-HMO BLUE OF TEXAS                      2            1         318.39

 6/13/01    18521363                                  BCBS-HMO BLUE OF TEXAS                      2            1       1,061.28

  7/9/01    18521363                                  BCBS-HMO BLUE OF TEXAS                      2            1       1,061.28

  8/7/01    18521363                                  BCBS-HMO BLUE OF TEXAS                      2            1       1,061.28

 4/12/01    14720401                                  EMPIRE BC OF NY (PLNVW)                     4            1       7,541.10